Bleakley Platt & Schmidt
                           One North Lexington Avenue
                                 P.O. Box 5056
                         White Plains, N.Y. 10602-5056
                                 (914) 949-2700
                        Facsmile (914) 683-6956



                                                               November 21, 1995

Franklin Custodian Funds, Inc.
777 Mariners Island Boulevard
San Mateo, California 94404

           Re: Franklin Custodian Funds, Inc.
               Rule 24e-1 Opinion
               -----------------

Gentlemen:

     You have indicated that, pursuant to Section 24(e)(1) of the Investment Company Act, Franklin Custodian Funds, Inc. (the "Fund") intends to file Post-Effective Amendment No. 72 to its registration statement under the Securities Act to register 19,070,307 additional shares of capital stock for sale pursuant to its currently effective registration statement under the Securities Act and have requested our opinion relating thereto.

     We have examined the Certificate of Incorporation and By-Laws of the Fund and the various pertinent records, documents and proceedings we deem material. We have also examined the Notification of Registration and the Registration Statements filed under the Investment Company Act of 1940 ("Investment Company Act") and the Securities Act of 1933 ("Securities Act"), all as amended to date, as well as other items we deem material to this opinion.

     Based upon the foregoing, it is our opinion that the Fund is a valid and subsisting corporation organized under the laws of the State of Maryland and that the proposed registration of the 19,070,307 shares of capital stock is proper and such shares of stock, when issued, will be legally outstanding, fully paid and nonassessable and the holders of such shares of stock will have all the rights provided for with respect to such holdings by the Certificate of Incorporation and the laws of the State of Maryland.

     We hereby consent to the use of this opinion as an exhibit to Post-Effective Amendment No. 72 to be filed by the Fund, covering the registration of the said shares under the Securities Act and the applications and registration statements, and amendments thereto, filed in accordance with the securities laws of the several states in which shares of the Fund are offered, and we further consent to reference in the Prospectus and Statement of Additional Information for the Fund to the fact that this opinion concerning the legality of the issue has been rendered by us.

                               Very Truly Yours,

                              /s/ Bleakley, Platt & Schmidt
                              Bleakley, Platt & Schmidt